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                                                                    EXHIBIT 23.4

                 CONSENT OF COHEN & STEERS CAPITAL ADVISORS, LLC

      We hereby consent to all references to Cohen & Steers Capital Advisors, LLC in the section entitled "Management -- Equity Incentive Plans" of the prospectus included in the Registration Statement on Form S-1. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


By:     /s/ Peter E. Pickette
        Managing Director


New York, New York
September 16, 2005